Holders of Record, holding 5% or more of the outstanding balance for GMAC Commercial Mortgage Securities, Inc.
Mortgage Pass Through Certificates Series 2003 C3 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	% Class
A1	Union Bank	35,000,000	34%
	530 B Street, Suite 242
	San Diego, CA 92101

	U.S. Bank N.A./Safekeeping West	33,889,000	33%
	First Trust Center SPFT 0913
	180 East Fifth Street, 9th Floor
	St. Paul, MN 55101

	JP Morgan Chase Bank	6,150,000	6%
	14201 Dallas Parkway
	Dallas, TX 75254

	SSB&T Co.	25,850,000	25%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

A2	The Bank of New York	25,000,000	22%
	One Wall Street
	New York, NY 10286

	Morgan Stanley & Co, Incorporated	34,865,000	31%
	One Pierrepont Plaza, 7th Floor
	Brooklyn, NY 11201

	SSB&T Co.	9,620,000	8%
	1776 Heritage Drive
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	JP Morgan Chase Bank	38,100,000	33%
	14201 Dallas Parkway
	Dallas, TX 75254

A3	The Bank of New York	20,000,000	8%
	One Wall Street
	New York, NY 10286

	JP Morgan Chase Bank	95,000,000	38%
	14201 Dallas Parkway
	Dallas, TX 75254

	SSB&T Co.	40,000,000	16%
	1776 Heritage Drive
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171
	Goldman Sachs & Co.	58,900,000	24%
	180 Maiden Lane
	New York, NY 10038

	Wachovia Securities, LLC/Custody	19,500,000	8%
	One New York Plaza
	New York, NY 10292

A4	The Bank of New York	27,515,000	7%
	One Wall Street
	New York, NY 10286

	Citigroup Global Markets Inc./Salomon Brothers	25,000,000	6%
	333 W. 34th Street, 3rd Floor
	New York, NY 10001

	Deutsche Bank Trust Co Americas	50,360,000	12%
	648 Grassmere Park Road
	Nashville, TN 37211

	SSB&T Co.	26,205,000	6%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	Citibank	54,500,000	13%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	Deutsche Bank Securities Inc.	42,601,000	10%
	1251 Avenue of the Americas
	New York, NY 10020

	UBS Securities LLC/CMO	50,000,000	12%
	299 Park Avenue
	New York, NY 10171

	JP Morgan Chase Bank	84,025,000	21%
	14201 Dallas Parkway
	Dallas, TX 75254

B	The Bank of New York	7,000,000	17%
	One Wall Street
	New York, NY 10286

	Citibank	13,000,000	31%
	3800 Citibank Center B3 15
	Tampa, FL 33610

	SSB&T Co.	10,500,000	25%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	JP Morgan Chase Bank	9,176,000	22%
	14201 Dallas Parkway
	Dallas, TX 75254

C	The Bank of New York	2,000,000	12%
	One Wall Street
	New York, NY 10286

	Citibank	9,671,000	58%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	5,000,000	30%
	14201 Dallas Parkway
	Dallas, TX 75254

D	Citibank	12,500,000	42%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	17,507,000	58%
	14201 Dallas Parkway
	Dallas, TX 75254

E	The Bank of New York	5,000,000	23%
	One Wall Street
	New York, NY 10286

	Citibank	5,000,000	23%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	11,672,000	54%
	14201 Dallas Parkway
	Dallas, TX 75254